FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 19, 2001


                         Oregon Trail Financial Corp.
                         ----------------------------
           (Exact name of registrant as specified in its charter)



          Oregon                      0-22953              91-1829481
---------------------------          ----------         ----------------
State or other jurisdiction          Commission         (I.R.S. Employer
of incorporation                     File Number        Identification No.)



2055 First Street, Baker City, Oregon                              97814
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


   Registrant's telephone number (including area code):  (541) 523-6327

                               Not Applicable
                               --------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On January 19, 2001, the Registrant announced its restructuring and strategic focus. In an effort to improve long-term shareholder value, the Registrant has restructured its organization, management and assets.

     For further information, reference is made to the Registrant's press release dated January 19, 2001, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

       99      Press Release dated January 19, 2001


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  OREGON TRAIL FINANCIAL CORP.



DATE: January 19, 2001            By:  /s/ Berniel L. Maughan
                                       -------------------------------------
                                       Berniel L. Maughan
                                       President and Chief Executive Officer


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                                Exhibit 99

                     Press Release Dated January 19, 2001

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OREGON TRAIL FINANCIAL CORP. ANNOUNCES STRATEGIC DIRECTION AND
NEW SHARE REPURCHASE PLAN

Baker City, Oregon, Jan. 19, 2001/ Oregon Trail Financial Corp. (Nasdaq-Amex:
OTFC) the holding company for Pioneer Bank, a Federal Savings Bank, today announced its restructuring and strategic focus. The Company also provided guidance to investors regarding fourth quarter results, and future quarterly earnings per share through March 31, 2002.

Background Information
----------------------
OTFC was organized in June 1997 in connection with October 1997 conversion of Pioneer Bank from mutual to stock form. Since that time the Company has increased investments in technologies, human resources and facilities to facilitate future growth. Although these initiatives have reduced earnings in current periods, the infrastructure investments have added significant value to the overall organization as evidenced by a 61% growth in core deposits and a 76% loan growth since conversion.

Strategic Focus
---------------
In an effort to improve long-term shareholder value, the Company has restructured its organization, management and assets as more specifically addressed below.

New Management
--------------
The Board of Directors of OTFC recently filled two key positions for the Company. Berniel Maughan, President and Chief Executive Officer of OTFC, joined the organization in May 2000. Mr. Maughan has held various executive positions, including President and CEO, with regional banks in the western states and has 32 years of retail and commercial banking experience. Jonathan McCreary, Chief Financial Officer, was hired in July 2000 and has extensive corporate finance and capital markets experience. Mr. McCreary is a CFA, CPA and CMA.

Restructuring and Downsizing of Workforce
-----------------------------------------
Since July 2000, the Company has been steadily reducing its workforce. These staffing reductions, combined with those of a December 2000 downsizing, resulted in an 18% reduction in full time employees at the Bank. The reduction in force without a loss of customer service is directly attributed to increased efficiencies gained from technological investments, a centralized loan processing center, centralized proof department, and restructured branch operations. Earnings per share in the quarter ended December 31, 2000, will be reduced approximately $.06 per share due to severance payments resulting from the December downsizing. As a result of the workforce reductions, the Company anticipates an annual reduction of $850,000 in salary and benefit expenses.

Portfolio Restructure
---------------------
Prior to December 31, 2000, the investment portfolio of the Company generally consisted of long-term, fixed rate, negatively convex callable agency and mortgage-backed securities. Securities of this type perform poorly in volatile interest rate environments resulting in unpredictable earnings streams. OTFC has liquidated approximately 25% of these securities. The proceeds from the liquidations are reserved to fund future stock repurchases or were used to pay down borrowings and purchase investments intended to provide higher returns while decreasing the overall interest rate risk of the Company. Earnings per share in the quarter


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ended December 31, 2000, will be reduced $.11 per share due to losses incurred on liquidated securities.

Interest Rate Risk Mitigation
-----------------------------
Historically, OTFC's excessive capital ratios have enabled the institution to accommodate high levels of interest rate risk. As the Company moves forward with its plan to reduce capital ratios through share repurchases and asset growth, it is also prudent to reduce its sensitivity to interest rate changes. The Company has gradually reduced interest rate sensitivity through the sale of interest rate sensitive securities as well as the extension of certain short-term borrowings. OTFC intends to further reduce interest rate sensitivity by continuing to grow core deposits, limiting the amount of fixed rate mortgages and mortgage-backed securities held on the balance sheet, and match funding loans and investments with borrowings.

Stock Repurchase
----------------
OTFC remains committed to increase earnings per share through stock repurchases while shares trade at significant discounts to book value and purchases are anticipated to be accretive. To this end, the Company's Board of Directors approved a new share repurchase plan to purchase of up to ten percent of shares outstanding at its December meeting. OTFC received the necessary cash for the repurchases via a dividend from Pioneer Bank. The dividend represented undistributed retained earnings from the period beginning January 1, 1998, through September 30, 2000, and required approval of the Office of Thrift Supervision. The OTS granted the necessary approval December 29, 2000. The Company's last repurchase program was completed December 1, 2000 and resulted in 179,000 shares being purchased at an average price of $10.71, well below the book value of $16.46 at September 30, 2000. Since converting to a stock company, OTFC has repurchased 1,234,941 shares or 26% of shares initially outstanding.

Non-Interest Income
-------------------
Beginning in March 2000, OTFC intensified its focus on increasing fee income. Since that time, the Company restructured retail and business deposit product offerings and provided additional products and services to its customers. As a result, deposit product fee income has increased 89% or $377,830 for the six months ended December 31, 2000 as compared to that period a year earlier. In total, the Company expects an approximate $750,000 increase in deposit product fee income for the current fiscal year.

Earnings Per Share Guidance
---------------------------
Given the material changes expected in future earnings, the Company's management believes disclosing earnings per share targets is in the interest of its shareholders. However, no assurances can be given that the stated earnings per share "target ranges" set forth below will be achieved. These projections assume, among other factors, that the Company repurchases 10% of its shares at current market prices, that there will be no material changes in the interest rate environment, and that the Company experiences minimal loan and deposit growth. No assurances can be given that these and other assumptions made by the Company, will occur and should any one or more of the Company's assumption not be realized, its results could be materially different than projected.

The Company expects all previously mentioned strategic initiatives to increase future earnings. OTFC is currently forecasting operating earnings per share for the year ended

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March 31, 2002 to be in the range of $1.07 to $1.16, a 44% to 57% increase as compared to the year ended March 31, 2000. The operating earnings per share targets for the future quarters ended through March 31, 2002 are set forth in the table below.

EPS Targets
-----------
                         Operating EPS
Quarter Ended            Target Range

December 31, 2000        $.03-$.04 *
March 31, 2001           $.22-$.24
June 30, 2001            $.24-$.26
September 30, 2001       $.27-$.29
December 31, 2001        $.28-$.30
March 31, 2002           $.28-$.31

*EPS estimates for quarter ended December 31, 2000, is shown net of charges referred to in this release.

Forward-Looking Information
---------------------------
This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe", "may", "expect," "planned", "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly,
actual results may be materially higher or lower than those projected.   The
inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward looking statement that may be made on behalf of the Company.

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